Exhibit 99.1

LIMELIGHT NETWORKS™ REPORTS FIRST QUARTER 2009 RESULTS

•	Revenue of $33.2 million, a 10% increase from first quarter 2008

•	Reversal of $66 million accrual due to favorable ruling from Federal District Court of Massachusetts

•	Launch of LimelightSITE™ with over 150 customers, entry into enterprise and e-commerce sectors

•	Addition of approximately 35 net new customers

TEMPE, AZ. – 6 MAY 2009 – Limelight Networks, Inc. (Nasdaq: LLNW) today reported first quarter 2009 financial results.

“Limelight Networks achieved solid year-over-year revenue growth during the first quarter. We continued to see strong demand for our core content delivery and storage services, and were pleased with the market reception for LimelightSITE and a favorable ruling in our patent litigation with Akamai. We believe that continued Internet adoption presents us with attractive growth opportunities and that our eight years of innovation, our global scale and our network-based architecture are the optimal solution for publishers, enterprises, and governments advancing their online presence,” commented Jeff Lunsford, chairman and chief executive officer, Limelight Networks, Inc.

Financial Highlights

For the first quarter of 2009, the company reported revenue of $33.2 million, up 10% percent from $30.2 million in the same period last year, and EBITDA, adjusted for share-based compensation, litigation and the reversal of a previously recorded damage accrual, of $4.7 million.

Non-GAAP net loss, before stock based compensation, litigation costs, and reversal of a previously recorded damage accrual, was $2.1 million or 2 cents per basic share. GAAP net earnings were $55.1 million, or 66 cents per basic share and 64 cents on a fully-diluted basis. These earnings include the reversal of a previously recorded damage accrual of $66 million as a result of the Massachusetts Federal District Court order finding that we do not infringe the Akamai 703 patent.

Capital purchases incurred were $4.6 million. The Company ended the quarter with no bank debt and approximately $162 million in cash and short-term marketable securities. A reconciliation of GAAP to non-GAAP net income is included in the attached tables.

Second-Quarter Outlook

Limelight Networks anticipates second quarter revenue to be in the range of $32.2 million to $33.2 million.

Financial Tables

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$146,791	$138,180
Marketable securities	15,197	36,463
Accounts receivable, net of reserves of $8,585 and $7,565 at March 31, 2009 and December 31, 2008, respectively	34,238	33,482
Income taxes receivable	164	7
Prepaid expenses and other current assets	8,427	7,834

Total current assets	204,817	215,966
Property and equipment, net	37,721	40,185
Marketable securities, less current portion	8	13
Other assets	4,939	628

Total assets	$247,485	$256,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,770	$8,920
Deferred revenue, current portion	10,328	9,865
Provision for litigation	-	65,645
Other current liabilities	9,785	14,928

Total current liabilities	31,883	99,358
Deferred revenue, less current portion	6,018	7,303

Total liabilities	37,901	106,661
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 83,792 and 83,405 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	84	83
Additional paid-in capital	295,155	290,593
Accumulated other comprehensive income	15	260
Accumulated deficit	(85,670)	(140,805)

Total stockholders’ equity	209,584	150,131

Total liabilities and stockholders’ equity	$247,485	$256,792

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008	December 31, 2007
Revenue	$33,175	$35,898	$30,202	$29,132
Costs and operating expenses
Cost of revenue * †	21,471	21,881	20,672	18,435
General and administrative * †	12,444	15,550	13,329	7,961
Sales and marketing *	8,139	9,231	8,142	8,619
Research & development *	1,910	2,072	1,590	1,385
Provision for litigation	(65,645)	1,295	7,134	48,130

Total costs and operating expenses	(21,681)	50,029	50,867	84,530
Operating income (loss)	54,856	(14,131)	(20,665)	(55,398)
Interest expense	(11)	(11)	(21)	(6)
Interest income	383	669	1,891	2,035
Other income (expense)	227	(375)	170	(177)

Income (loss) before taxes	55,455	(13,848)	(18,625)	(53,546)
Income tax expense (benefit)	320	94	(183)	1,799

Net income (loss)	$55,135	$(13,942)	$(18,442)	$(55,345)

Net income (loss) per share:
Basic	$0.66	$(0.17)	$(0.22)	$(0.67)
Diluted	$0.64	$(0.17)	$(0.22)	$(0.67)
Shares used in per share calculations:
Basic	83,515	83,192	82,623	82,140
Diluted	85,968	83,192	82,623	82,140

*	Includes share-based compensation (see supplemental table for figures)

†	Includes depreciation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008	December 31, 2007
Supplemental financial data (in thousands):
Share-based compensation:
Cost of revenues	$551	$585	$507	$479
General and administrative	2,131	3,028	1,665	1,454
Sales and marketing	1,189	1,262	1,306	1,272
Research and development	616	633	482	420

Total share-based compensation	$4,487	$5,508	$3,960	$3,625

Depreciation and amortization:
Network-related depreciation	$6,548	$6,862	$6,013	$5,429
Other depreciation	540	455	247	278

Total depreciation and amortization	$7,088	$7,317	$6,260	$5,707

Capital expenditures:
Capital expenditures (cash and accrual)	$4,572	$5,151	$3,095	$5,136

Net (decrease) increase in cash, cash equivalents
and marketable securities	$(12,660)	$(2,015)	$(2,475)	$3,032

End of period statistics:
Approximate number of active customers	1,365	1,336	1,232	1,157
Number of employees	296	294	244	237

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008	December 31, 2007
Cash flows from operating activities:
Net income (loss)	$55,135	$(13,942)	$(18,442)	$(55,345)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,088	7,317	6,260	5,707
Share-based compensation	4,487	5,508	3,960	3,625
Deferred income tax (benefit) expense	—	(9)	(234)	33
Excess tax benefit related to stock option exercises	—	177	—	(1,596)
Provision for litigation	(65,645)	1,295	7,134	48,130
(Income) loss on foreign currency exchange	(31)	(149)	-	42
Accounts receivable charges	3,288	3,961	1,562	2,268
Accretion of debt discount	—	—	—	—
Accretion of marketable securities	—	(6)	(453)	(530)
Loss on marketable securities	—	—	55	387
Changes in operating assets and liabilities:
Accounts receivable	(3,840)	(6,169)	(2,271)	(5,243)
Prepaid expenses and other current assets	(593)	1,695	87	1,037
Income taxes receivable	(157)	1,480	594	2,742
Other assets	(4,311)	32	564	11
Accounts payable	(1,223)	(531)	(4,634)	3,613
Accounts payable, related parties	—	—	(80)	230
Deferred revenue	(822)	416	301	135
Other current liabilities	(5,144)	718	5,035	(4,449)
Other long term liabilities	—	(770)	1	740
Net cash (used in) provided by operating activities	(11,768)	1,023	(561)	1,537

Cash flows from investing activities:
Purchases of property and equipment	(754)	(3,537)	(2,435)	(2,081)
Purchase of marketable securities	—	—	(34,725)	20,300
Sale of marketable securities	21,300	17,125	44,200	(37,569)
Net cash provided by (used in) investing activities	20,546	13,588	7,040	(19,350)

Cash flows from financing activities:
Escrow funds returned from share repurchase	—	—	—	1,190
Tax benefits from share-based compensation	—	(177)	—	—
Excess tax benefit related to stock option exercises	—	—	—	1,573
Proceeds from exercise of stock options and warrants	76	34	107	175
Proceeds from initial public offering, net of issuance costs	—	—	—	(47)

Net cash provided by (used in) financing activities	76	(143)	107	2,891

Effect of exchange rate changes on cash and cash equivalents	(243)	566	(156)	(4)

Net increase (decrease) in cash and cash equivalents	8,611	15,034	6,430	(14,926)
Cash and cash equivalents, beginning of period	138,180	123,146	113,824	128,750

Cash and cash equivalents, end of period	$146,791	$138,180	$120,254	$113,824

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income and EBITDA adjusted for share-based compensation and litigation and damage costs as a supplemental measure of operating performance. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses and provision for litigation. We define EBITDA as GAAP net income before interest income, interest expense, other income and expense, provision for income taxes, depreciation and amortization. We define EBITDA adjusted for share-based compensation and litigation and damage costs as EBITDA plus expenses that we do not consider reflective of our ongoing operations. We use EBITDA adjusted for share-based compensation and litigation and damage costs as a supplemental measure to review and assess operating performance. We also believe use of EBITDA adjusted for share-based compensation and litigation and damage costs facilitates investors’ use of operating performance comparisons from period to period.

The terms Non-GAAP net income, EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income, EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the cash requirements necessary for litigation costs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	they do not reflect income taxes or the cash requirements for any tax payments;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP Net Income and EBITDA adjusted for share-based compensation and litigation and damage costs only as supplemental support for management’s analysis of business performance. Non-GAAP Net Income, EBITDA and EBITDA adjusted for share-based compensation and litigation and damage costs are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008	December 31, 2007
GAAP net income (loss)	$55,135	$(13,942)	$(18,442)	$(55,345)
Deferred revenue	—	—	—	729
Deferred cost of traffic and services	—	—	—	21
Provision for litigation	(65,645)	1,295	7,134	48,130
Share-based compensation	4,487	5,508	3,960	3,625
Litigation defense expenses	3,945	4,576	5,366	2,772

Non-GAAP net loss	$(2,078)	$(2,563)	$(1,982)	$(68)

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to EBITDA to EBITDA

Adjusted for Share-Based Compensation and Litigation and Damage Costs

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008	December 31, 2007
GAAP net income (loss)	$55,135	$(13,942)	$(18,442)	$(55,345)
Add: depreciation and amortization	7,088	7,317	6,260	5,707
Add: interest expense	11	11	21	6
Less: interest and other income	(610)	(294)	(2,062)	(1,858)
Plus income tax (benefit) expense	320	94	(183)	1,799

EBITDA	61,944	(6,814)	(14,406)	(49,691)
Add: provision for litigation	(65,645)	1,295	7,134	48,130
Add: share-based compensation	4,487	5,508	3,960	3,625
Add: litigation defense expenses	3,945	4,576	5,366	2,772

EBITDA adjusted for share-based compensation, litigation and damage costs	$4,731	$4,565	$2,054	$4,836

Conference Call

Management will host a quarterly conference call for investors today beginning at 4:30 p.m. EDT (1:30 p.m. PDT). This call can be accessed toll-free at 1-866-362-4832 within the United States or 1-617.597.5364 outside of the U.S using Participant Passcode 68176220. The conference call will also be audiocast live from http://www.llnw.com and a replay will be available following the call from the Company’s website.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company’s revenues, net loss and stock-based compensation expense for the first quarter of 2009, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements and litigation and related expenses. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company’s Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

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About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq: LLNW) is trusted by the world’s most innovative enterprise, entertainment, technology, and software brands to improve the performance and profitability of web sites and end-user experiences. Our scalable, on-demand managed infrastructure solutions provide global reach and consistently high availability, by routing traffic over a private fiber-optic backbone rather than through the often-congested, unpredictable public Internet. For more information, visit our web site (http://www.limelightnetworks.com), read our blog (http://blog.llnw.com), or follow @llnw on Twitter.

Copyright (C) 2009 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners

Contact:

Paul Alfieri of Limelight Networks, Inc.

+1-917-297-4241

palfieri@llnw.com